                                                                      EXHIBIT 99

[SYMBION LETTERHEAD]

CONTACT:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5904

                  SYMBION, INC. ANNOUNCES THIRD QUARTER RESULTS
                  Company Increases Guidance for Full Year 2004

NASHVILLE, TENNESSEE (OCTOBER 28, 2004) -- Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, announced today results for the third quarter and nine months ended September 30, 2004.

For the third quarter ended September 30, 2004, revenues increased 20% to $52.0 million compared with $43.3 million for the third quarter ended September 30, 2003. Net income for the third quarter of 2004 was $3.3 million, or $0.16 per diluted share, compared with $1.9 million, or $0.15 per diluted share, for the third quarter of 2003. Weighted average shares for the third quarter of 2004 includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering. EBITDA less minority interests increased 34% to $9.0 million for the third quarter of 2004 compared with $6.7 million for the third quarter of 2003. Same store net patient service revenue for the third quarter of 2004 increased 7.6% compared with the same period in 2003. At September 30, 2004, the Company's outstanding indebtedness was approximately $27.2 million with a ratio of debt to total capitalization of 10.8%.

The results for the third quarter of 2004 include the impact of a 38.5% income tax rate as compared with a 19.3% tax rate for the third quarter of 2003. The results for the third quarter of 2003 include an after-tax charge of $585,000, or $0.05 per diluted share, which related to the Company's repayment of certain indebtedness during the third quarter of 2003. In addition, the results for the third quarter of 2003 include the impact of higher interest expense from the Company's senior subordinated notes issued to refinance outstanding indebtedness during the third quarter of 2003. The Company paid off its senior subordinated notes in March 2004 prior to maturity with proceeds from its initial public offering completed in February 2004. Assuming a 38.5% income tax rate for both periods and excluding the charge incurred in the third quarter of 2003, net income for the third quarter of 2004 represents a 74% increase over the fully taxed adjusted net income of $1.9 million for the third quarter of 2003.

Commenting on the third quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "Strong volume at our centers generated solid financial results in the third quarter of 2004, despite weather-related disruptions. Our facilities, located in excellent growth markets and with outstanding physician partners, continue to benefit from our company-wide initiative to expand services we offer in the markets we serve. We are pleased with our progress and are confident that we can add to this success in the remainder of the year and beyond."

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

SMBI Announces Third Quarter Results
Page 2
October 28, 2004


For the nine months ended September 30, 2004, revenues increased 22% to $156.7 million compared with $128.8 million for the nine months ended September 30, 2003. Net income for the nine months ended September 30, 2004, was $9.5 million, or $0.47 per diluted share, compared with $10.3 million, or $0.81 per diluted share, for the nine months ended September 30, 2003. Weighted average shares for the nine months ended September 30, 2004, includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering. EBITDA less minority interests increased 25% to $27.8 million for the nine months ended September 30, 2004, compared with $22.2 million for the same period in 2003. Same store net patient service revenue for the nine months ended September 30, 2004, increased 8.7% compared with the same period in 2003.

The results for the nine months ended September 30, 2004, include the impact of higher interest expense from the Company's senior subordinated notes issued to refinance outstanding indebtedness during the third quarter of 2003. As a result of the prepayment of the notes in March 2004, the Company recorded an after-tax charge of $448,000, or $0.02 per diluted share. The results for the nine months ended September 30, 2004, also include the impact of a 38.5% income tax rate as compared with a 8.5% tax rate for the nine months ended September 30, 2003. The results for the nine months ended September 30, 2003, include an after-tax charge of $585,000, or $0.05 per diluted share, which related to the Company's repayment of certain indebtedness during the nine months ended September 30, 2003. Assuming a 38.5% income tax rate for both periods and excluding the prepayment charges incurred in the first quarter of 2004 and the third quarter of 2003, adjusted net income of $10.0 million for the nine months ended September 30, 2004, reflects a 35% increase over the fully taxed adjusted net income of $7.4 million for the nine months ended September 30, 2003.

As previously announced, the Company acquired a majority interest in three surgery centers during the third quarter of 2004. The Company purchased a majority interest in two of these surgery centers, which are located in New Albany, Indiana and Hammond, Louisiana, from Universal Health Services, Inc. Symbion also purchased a majority interest in Valley Surgical Center located in Steubenville, Ohio from the physician owners of the center. Also during the third quarter of 2004, the Company restructured its Physicians SurgiCenter of Houston partnership in Houston, Texas, creating a joint venture with the American Institute of Gastric Banding, Ltd., a privately held single procedure focused surgical company based in Dallas, Texas.

Mr. Francis continued, "Our performance during the first nine months of 2004 gives us a high degree of comfort in our ability to achieve our financial goals for 2004, which we are increasing to a range of $0.65 to $0.66 per diluted share, excluding the first quarter charge related to the prepayment of the senior subordinated notes. Our optimism also extends to 2005, and we expect to provide guidance for full year 2005 by November 16th."

The live broadcast of Symbion's third quarter conference call will begin at 10:00 a.m. Eastern Time on October 29, 2004. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.fulldisclosure.com.

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

SMBI Announces Third Quarter Results
Page 3
October 28, 2004

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in 20 states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to laws governing the corporate practice of medicine that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's ability to incur significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in those states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and
(xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.


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

SMBI Announces Third Quarter Results
Page 4
October 28, 2004



                                  SYMBION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                   SEPTEMBER 30,             SEPTEMBER 30,
                                              -----------------------  -----------------------
                                                 2004        2003         2004         2003
                                             -----------  -----------  ----------  -----------
Revenues                                     $    52,031  $    43,289  $  156,705  $   128,797
Operating expenses:
   Salaries and benefits                          13,717       11,740      41,036       33,968
   Supplies                                       10,324        8,937      31,170       25,146
   Professional and medical fees                   2,849        2,553       8,155        7,040
   Rent and lease expense                          3,420        2,686       9,859        8,012
   Other operating expenses                        4,378        4,434      13,304       11,236
                                             -----------  -----------  ----------  -----------
       Cost of revenues                           34,688       30,350     103,524       85,402
   General and administrative expense              4,496        3,718      13,673       11,807
   Depreciation and amortization                   2,846        2,342       8,304        6,854
   Provision for doubtful accounts                   995          756       2,524        1,826
   Income on equity investments                     (374)         (18)       (861)        (176)
   Impairment and loss on disposal
     of long-lived assets                              -          162          16          162
   Gain on sale of long-lived assets                   -         (162)       (157)        (162)
                                             -----------  -----------  ----------  -----------
       Total operating expenses                   42,651       37,148     127,023      105,713
                                             -----------  -----------  ----------  -----------
Operating income                                   9,380        6,141      29,682       23,084
   Minority interests in income
     of consolidated subsidiaries                 (3,246)      (1,819)    (10,204)      (7,749)
   Interest expense, net                            (718)      (1,961)     (3,991)      (4,058)
                                             -----------  -----------  ----------  -----------
Income before income taxes                         5,416        2,361      15,487       11,277
Provision for income taxes                         2,084          455       5,961          959
                                             -----------  -----------  ----------  -----------
Net income                                   $     3,332  $     1,906  $    9,526  $    10,318
                                             ===========  ===========  ==========  ===========

Net income per share:
   Basic                                     $      0.16  $      0.18  $      0.49 $      0.98
                                             ===========  ===========  =========== ===========
   Diluted                                   $      0.16  $      0.15  $      0.47 $      0.81
                                             ===========  ===========  =========== ===========

Weighted average number of common shares outstanding and common equivalent shares:
   Basic                                          20,951       10,551      19,309       10,532
   Diluted                                        21,474       12,640      20,075       12,664

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

SMBI Announces Third Quarter Results
Page 5
October 28, 2004


                                  SYMBION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                        SEPT. 30,   DEC. 31,
                                                                           2004       2003
                                                                       ----------  -----------
                                                                       (unaudited)  (audited)
                                ASSETS

Current assets:
   Cash and cash equivalents                                          $    17,831  $    17,658
   Accounts receivable, less allowance for doubtful accounts               22,404       21,991
   Inventories                                                              5,707        5,371
   Prepaid expenses and other current assets                                6,683        4,062
                                                                      -----------  -----------
     Total current assets                                                  52,625       49,082
Property and equipment, net of accumulated depreciation                    63,935       62,714
Goodwill                                                                  163,839      116,654
Other intangible assets, net                                                  968        1,022
Investments in and advances to affiliates                                  19,470       13,778
Other assets                                                                3,410        9,534
                                                                      -----------  -----------

Total assets                                                          $   304,247  $   252,784
                                                                      ===========  ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                   $     4,906  $     3,800
   Accrued payroll and benefits                                             6,336        6,533
   Other accrued expenses                                                  10,489        9,139
   Current maturities of long-term debt                                     1,653        3,631
                                                                      -----------  -----------
     Total current liabilities                                             23,384       23,103
Long-term debt, less current maturities                                    25,500      101,037
Other liabilities                                                           5,085        4,609
Convertible debentures                                                          -        3,071
Minority interests                                                         17,357       16,949
Total stockholders' equity                                                232,921      104,015
                                                                      -----------  -----------

Total liabilities and stockholders' equity                            $   304,247  $   252,784
                                                                      ===========  ===========


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

SMBI Announces Third Quarter Results
Page 6
October 28, 2004


                                  SYMBION, INC.
                           SUPPLEMENTAL OPERATING DATA
           (DOLLARS IN THOUSANDS, EXCEPT PER CASE AND PER SHARE DATA)


                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                   SEPTEMBER 30,             SEPTEMBER 30,
                                              -----------------------  -----------------------
                                                 2004        2003         2004         2003
                                             -----------  -----------  ----------  -----------
SAME STORE STATISTICS (1):
Cases                                             36,951       35,678     107,892      102,197
Cases percentage growth                             3.6%          N/A        5.6%          N/A
Net patient service revenue per case         $     1,187  $     1,142  $    1,181  $     1,147
Net patient service revenue
   per case percentage growth                       3.9%          N/A        3.0%          N/A
Number of same store surgery centers                  29          N/A          27          N/A

CONSOLIDATED STATISTICS:
Cases                                             43,152       34,405     129,323      100,619
Cases percentage growth                            25.4%          N/A       28.5%          N/A
Net patient service revenue per case         $     1,121  $     1,120  $    1,130  $     1,146
Net patient service revenue
   per case percentage growth                       0.1%          N/A      (1.4%)          N/A
Number of surgery centers operated
   as of end of period (2)                            51           37          51           37
Number of states in which the Company
   operates surgery centers                           20           16          20           16

REVENUES:
Net patient service revenues                 $    48,354  $    38,531  $  146,095  $   115,293
Physician service revenues                         1,020          983       3,020        2,765
Other service revenues                             2,657        3,775       7,590       10,739
                                             -----------  -----------  ----------  -----------
Total revenues                               $    52,031  $    43,289  $  156,705  $   128,797
                                             ===========  ===========  ==========  ===========

CASH FLOW INFORMATION:
Net cash provided by operating activities    $     6,709  $     4,190  $   18,633  $    16,022
Net cash used in investing activities            (15,501)      (9,255)    (57,310)     (17,861)
Net cash provided by (used in)
  financing activities                             5,786          423      38,850       (2,176)

OTHER INFORMATION:
Adjusted net income (3)                      $     3,332  $     1,898  $   10,003  $     7,382
Adjusted net income per diluted share (3)            0.16        0.15         0.50        0.58
EBITDA less minority interests (4)                 8,980        6,664      27,782       22,189


(1) The Company defines same store facilities as those centers that the Company owned an interest in and managed throughout both of the respective periods shown.

(2) Includes surgery centers that the Company manages but in which it does not have an ownership interest.


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SMBI Announces Third Quarter Results
Page 7
October 28, 2004


                                  SYMBION, INC.
                     SUPPLEMENTAL OPERATING DATA (CONTINUED)

(3) Adjusted net income and adjusted net income per share are not measurements of financial performance or liquidity under generally accepted accounting principles. Adjusted net income reflects an income tax rate of 38.5% for the periods ending September 30, 2003 and 2004 and excludes the non-recurring prepayment charges incurred in the first quarter of 2004 and the third quarter of 2003. The Company believes that adjusted net income and adjusted net income per diluted share provide better measures of the Company's ongoing performance and provide more useful period-to-period comparisons to investors because they exclude items not related to the Company's core business operations. These measurements should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with generally accepted accounting principles. The Company's calculation of adjusted net income and adjusted net income per diluted share may not be comparable to similarly titled measures reported by other companies.

    The following table reconciles adjusted net income to net income:


                                                THREE MONTHS ENDED         NINE MONTHS ENDED
    (in thousands, except per share amounts)       SEPTEMBER 30,             SEPTEMBER 30,
                                              -----------------------  -----------------------
                                                 2004        2003         2004         2003
                                             -----------  -----------  ----------  -----------
    Net income                               $     3,332  $     1,906  $    9,526  $    10,318
    Provision for income taxes                     2,084          455       5,961          959
                                             -----------  -----------  ----------  -----------
    Income before income taxes                     5,416        2,361      15,487       11,277
    Plus prepayment charge                             -          725         728          725
                                             -----------  -----------  ----------  -----------
    Adjusted income before income taxes            5,416        3,086      16,215       12,002
    Provision for income taxes at 38.5%           (2,084)      (1,188)     (6,243)      (4,620)
                                             -----------  -----------  ----------  -----------
    Adjusted net income                      $     3,332  $     1,898  $    9,972  $     7,382
                                             ===========  ===========  ==========  ===========
    Net income per diluted share             $      0.16  $      0.15  $     0.47  $      0.81
                                             ===========  ===========  ==========  ===========
    Adjusted net income per diluted share    $      0.16  $      0.15  $     0.50  $      0.58
                                             ===========  ===========  ==========  ===========
    Diluted weighted average number of
     common shares outstanding and
     common equivalent shares                     21,474       12,640      20,075       12,664

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

SMBI Announces Third Quarter Results
Page 8
October 28, 2004



                                  SYMBION, INC.
                     SUPPLEMENTAL OPERATING DATA (CONTINUED)

(4) When the term "EBITDA" is used, it refers to operating income plus depreciation and amortization. "EBITDA less minority interests" represents the Company's portion of EBITDA, after subtracting the interests of third parties that own interests in surgery centers that the Company consolidates for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but two of the Company's centers. The Company believes that it is preferable to present EBITDA less minority interests because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company's portion of EBITDA generated by its surgery centers and other operations.

    The Company uses EBITDA and EBITDA less minority interests as measures of liquidity. The Company has included them because it believes that they provide investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA and EBITDA less minority interests are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and EBITDA less minority interests are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA and EBITDA less minority interests may not be comparable to similarly titled measures reported by other companies.

    The following table reconciles EBITDA and EBITDA less minority interests to net cash provided by operating activities:

                                                THREE MONTHS ENDED         NINE MONTHS ENDED
    (in thousands)                                 SEPTEMBER 30,             SEPTEMBER 30,
                                              -----------------------  -----------------------
                                                 2004        2003         2004         2003
                                             -----------  -----------  ----------  -----------
    EBITDA                                    $   12,226  $     8,483  $   37,986  $    29,938
     Minority interests in income
       of consolidated subsidiaries               (3,246)      (1,819)    (10,204)      (7,749)
                                              ----------  -----------  ----------  -----------
    EBITDA less minority interests                 8,980        6,664      27,782       22,189
     Depreciation and amortization                (2,846)      (2,342)     (8,304)      (6,854)
     Interest expense, net                          (718)      (1,961)     (3,991)      (4,058)
     Income taxes                                 (2,084)        (455)     (5,961)        (959)
                                              ----------  -----------  ----------  -----------
     Net income                                    3,332        1,906       9,526       10,318
     Depreciation and amortization                 2,846        2,342       8,304        6,854
     Impairment and loss on disposal
       of long-lived assets                            -          162          16          162
     Gain on sale of long-lived assets                 -         (162)       (157)        (162)
     Minority interests in income
       of consolidated subsidiaries                3,246        1,819      10,204        7,749
     Income taxes                                  2,084          455       5,961          959
     Distributions to minority partners           (3,073)      (3,094)     (9,982)      (7,599)
     Income on equity investments                   (374)         (18)       (861)        (176)
     Provision for doubtful accounts                 995          756       2,524        1,826
     Changes in operating assets and
       liabilities, net of effects of
       acquisitions and dispositions:
         Accounts receivable                        (139)         292      (1,241)        (537)
         Other assets and liabilities             (2,208)        (268)     (5,661)      (3,372)
                                              ----------  -----------  ----------  -----------
    Net cash provided by operating
      activities                             $     6,709  $     4,190  $   18,633  $    16,022
                                             ===========  ===========  ==========  ===========


                                      -END-